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                                                                   EXHIBIT 10.11

                       NANOPHASE TECHNOLOGIES CORPORATION


                     CONSULTING AND STOCK PURCHASE AGREEMENT


        CONSULTING AND STOCK PURCHASE AGREEMENT entered into as of May 9, 1990, between RICHARD W. SIEGEL ("Siegel") and NANOPHASE TECHNOLOGIES CORPORATION, an Illinois corporation (the "Company").

                              PRELIMINARY STATEMENT

        A. The Company wishes to retain Siegel to provide consulting services to the Company, on the terms and conditions set forth herein, and in connection therewith desires to sell Siegel certain shares of common stock of the Company.

        B. Siegel desires to provide consulting services to the Company, on such terms and conditions, and desires to purchase such shares of stock from the Company.

        C. Certain capitalized terms used herein are defined in Article IV hereof.

        THEREFORE, the parties agree as follows:

                                    AGREEMENT

                             I. CONSULTING SERVICES

         1.1 Consulting Services. Siegel hereby agrees to render consulting services to the Company in the areas described on Exhibit A attached hereto (the "Scope of the Work"), and on such other matters as Siegel and the Company may agree from time to time. Siegel agrees to perform his consulting services under this Agreement solely at facilities provided or designated by the Company for such purposes, provided that Siegel shall not be required to perform such services at any location outside of the Chicago area without his consent. Unless Siegel and the Company shall agree otherwise, Siegel agrees to devote an average of twenty-four (24) hours per month for each year during the term hereof to providing consulting services under this Agreement, and the Company agrees to retain Siegel for the same, the exact times to be agreed upon by Siegel and the Company.

         1.2 Term. Siegel shall provide consulting services to the Company under this Agreement for a period of five (5) years, unless this Agreement is sooner terminated by either party as hereinafter provided; provided that such term shall be renewed for successive one-year terms thereafter unless terminated by either Siegel or the Company. Siegel may terminate his agreement to provide consulting services to the Company, and the Company




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may terminate its agreement to retain Siegel to provide consulting services, at any time on ninety (90) days' written notice to the other party. Notwithstanding the foregoing, either Siegel or the Company may terminate this Agreement at any time if the other party shall breach his or its obligations hereunder (provided that the non-breaching party shall give breaching party written notice of such breach, and breaching party shall have thirty (30) days after receipt of such notice to cure such breach). Further, Siegel may terminate his agreement to provide consulting services under this Agreement, and the Company may terminate its agreement to retain Siegel to provide consulting services, at any time if any of Siegel's activities or proposed activities hereunder are disapproved in writing by the University, as operator of ANL, as provided in Section 3.3 hereof.

         1.3 Compensation.

         (a) Basic Compensation. The Company shall pay Siegel $150.00 per hour for providing consulting services hereunder, payable monthly in arrears. The Company shall also reimburse Siegel for all approved out-of-pocket expenses actually incurred by Siegel in the performance of his services hereunder.

         (b) Stock Purchase and Sale. In addition to the basic compensation described above, the Company agrees to sell Siegel, and Siegel agrees to purchase from the Company, ten thousand (10,000) shares of common stock, no par value, of the Company (the "Stock"), on the terms set forth in Article II hereof.

         1.4 Board of Directors. Upon request of the Company, and subject to the approval of the University, as operator of ANL, Siegel agrees to serve on the Board of Directors of the Company.

         1.5 Indemnification. The Company hereby agrees to indemnify and hold Siegel harmless from and against any and all claims, liabilities, losses, damages, costs and expenses (including without limitation attorneys' fees and defense costs) relating to or arising directly or indirectly out of Siegel's serving as a consultant to the Company or out of the performance of his obligations hereunder, except in the case of gross negligence or bad faith on the part of Siegel.

                         II. PURCHASE AND SALE OF STOCK

         2.1 Purchase Price; Closing. The purchase price for the Stock shall be $.001 per share, payable in cash at Closing. Payment for the Stock, and delivery of the certificates evidencing the Stock, shall be effected at the offices of the Company, 1115-25 East 58th Street, Chicago, Illinois, at 10:00



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A.M. Central Standard Time on May l0, 1990, or at such other time, date and place upon which the parties shall agree.

         2.2 Unvested Shares Repurchase Option.

         (a) Company Repurchase Right. If at any time Siegel shall no longer be an Associate of the Company, the Company shall have the right (the "Repurchase Option") to purchase all of the shares of stock which are then Unvested Shares (as defined in Section 2.2(b) hereof) on the terms set forth in this Section
2.2. The Company may exercise its Repurchase Option at any time during the one hundred eighty (180) days beginning on the Termination Date. If the Company shall fail to exercise its Repurchase Option for any Unvested Shares during such period, such Unvested Shares shall become Vested Shares.

         (b) Vesting Schedule. The following number of shares of Stock shall be subject to the Repurchase Option (such shares, together with the shares and other property referred to in Section 2.2(f), called "Unvested Shares"):

        Period                                    Unvested Shares
        ------                                    ---------------
From the date of this Agreement                        7 500
through August 31, 1990

From September 1, 1990                                 5,000
through August 31, 1991

From September 1, 1991                                 2,500
through August 31, 1992

After September 1, 1992                                    0

Shares of Stock that are not subject to the Repurchase Option are referred to as "Vested Shares". Notwithstanding the above Vesting Schedule, no Unvested Shares shall become Vested Shares after the Termination Date unless the Company shall fail to exercise its Repurchase Option within the prescribed period, in which event all such Unvested Shares shall become Vested Shares in accordance with
Section 2.2(a) hereof.

         (c) Acceleration of Vesting. Notwithstanding Section 2.2(b) hereof:

                  (i) upon the occurrence of any of the following events, 2,500 Unvested Shares shall become Vested Shares:

                           (A) the Company shall receive a funding grant from
                  the State of Illinois under the State of Illinois Technology Challenge Grant program;




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                           (B) the Company shall receive a funding grant from
                  either of two SBIR proposals previously submitted by the Company, or the Company shall receive an equivalent funding grant from some other source and Siegel shall have actively participated in the preparation of the application or proposal for such grant, provided that if the Company shall determine not to seek any other grant funding, then upon such other event as the Company and Siegel may agree; and

                           (C) the Company shall receive reasonably satisfactory
                  commitments from three (3) persons satisfactory to the Company's Board of Directors to serve on the Company's Scientific Advisory Board. (For purposes hereof, the Company acknowledges that Bernard Kear, Herbert Gleiter, and Ilhan Aksay are satisfactory to the Board of Directors to serve as members of the Scientific Advisory Board.)

         For the purposes of this Section 2.2(c)(i), Unvested Shares shall vest in the order such shares would have become Vested Shares had the provisions of this Section 2.2(c)(i) not been satisfied. Therefore, upon the first of the above events to occur, the Unvested Shares that would have become Vested Shares on November 1, 1990, shall become Vested Shares; upon the second of the above events to occur, the Unvested Shares that would have become Vested Shares on September 1, 1991, shall become Vested Shares; and upon the third of the above events to occur, the Unvested Shares that would have become Vested Shares on September 1, 1992, shall become Vested Shares.

                  (ii) If the Company's Initial Public Offering shall occur, then all Unvested Shares shall become Vested Shares.

         (d) Repurchase Price. The purchase price per share which the Company shall pay for Unvested Shares repurchased under the Repurchase Option shall equal the purchase price per share originally paid by Siegel for the Stock as specified in Section 2.1, adjusted as provided in Section 2.2(f).

         (e) Method of Exercise; Payment for Shares. The Company may exercise its Repurchase Option by written notice to Siegel or Siegel's legal representative, signed by an officer or director of the Company and delivered within the exercise period specified in Section 2.2(a). The notice shall specify the number of Unvested Shares which the Company has elected to repurchase and the date on which the repurchase shall be effected. Prior to the close of business on the date specified by the Company to effect the repurchase, (a) the Escrow Agent referred to in Section 2.5 shall deliver to the Company stock certificates lodged with the Escrow Agent and evidencing Unvested Shares being repurchased,



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and (b) any holder of Unvested Shares being repurchased which had been released from the escrow referred to in Section 2.5 shall deliver to the Company stock certificates evidencing such Unvested Shares, in either case endorsed for transfer to the Company or accompanied by endorsed blank assignments separate from certificate. Upon receipt of such stock certificates, the Company shall pay the repurchase price therefor to Siegel or Siegel's legal representative or to the holder thereof, as the case may be, in cash or by check.

         (f) Stock Splits, Etc.

                  (i) If at any time while he holds any Unvested Shares Siegel shall receive, or shall be entitled to receive, any additional shares of common stock of the Company, or any other securities or property, by virtue of his ownership of the Unvested Shares, other than money paid as a regular cash dividend, whether by stock split, stock dividend, or otherwise, then any and all such new, substituted, or additional securities or other property which Siegel receives or is entitled to receive by virtue of his ownership of the Unvested Shares shall be immediately subject to the Repurchase Option and shall be included in the term "Unvested Shares" for all purposes with the same force and effect as the shares of the Stock then subject to the Repurchase Option. Such new, additional or substituted shares of Stock or other property shall be subject to vesting according to the Vesting Schedule described in Section 2.2(b) hereof, pro rata in accordance with the number of shares of Unvested Stock then owned by Siegel. Siegel agrees to accept such new, substituted or additional shares or property in trust for the Company and deliver the certificates for such shares, endorsed for transfer to the Company or accompanied by endorsed blank assignments separate from certificate, or other property, to the Escrow Agent in accordance with the provisions of Section 2.5 hereof.

                  (ii) After each such event, the repurchase price per share shall be adjusted so that the aggregate repurchase price for all Unvested Stock after the adjustment shall equal the aggregate repurchase price for such Unvested Stock before the adjustment.

         (g) Transfer - Unvested Shares.

                  (i) Except as provided in Section 2.6 hereof, Siegel shall not voluntarily Transfer any interest in the Unvested Shares. If any interest in the Unvested Shares shall be Transferred to any other person or entity (whether by will, devise, operation of law, or otherwise), then the Company's



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         Repurchase option shall be immediately exercisable for all then
         Unvested Shares, on the terms set forth herein.

                  (ii) In addition to any other legends, each certificate evidencing Unvested Shares shall be imprinted with the following legend:

                  "The shares represented by this certificate are subject to a repurchase right in favor of the issuer or its assignee, as set forth in a Consulting and Stock Purchase Agreement between the issuer and the original holder of the shares. The shares shall remain subject to the repurchase right, despite any transfer or attempted transfer. The issuer will furnish a copy of such agreement upon request and free of charge to the registered holder hereof."

         When any Unvested Shares become Vested Shares, the Company shall upon request issue one or more new certificates evidencing the Vested Shares not bearing the above legend.

         2.3 Investment Representations: Tax Effects of Investment.

         (a) Investment Intent. Siegel represents and warrants that he is acquiring the Stock for his own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of the Stock, nor with any present intention of selling or otherwise disposing of the Stock.

         (b) Business of the Company. Siegel acknowledges that the Company has no financial and operating history. Siegel acknowledges that he is familiar with the proposed business and operations of the Company. Siegel acknowledges that he has had the opportunity to discuss the Company and its plans, operations and financial condition with its officers and that he has received all information which he deems necessary to enable him to evaluate the risks, financial and otherwise, inherent in making an investment in the Stock.

         (c) Economic Risk. Siegel acknowledges that an investment in the Stock is highly speculative, and represents that he is able, without impairing his financial position, to hold the Stock for an indefinite period of time and to suffer a complete loss on his investment in the Stock.

         (d) Transferability of the Stock. Siegel acknowledges that:

                  (i) no public market now exists for the Stock or any other securities of the Company and the Company has no plans to create a public market for any of its securities; and,



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                  (ii) the Stock is not registered under the Securities Act of
         1933, as amended, or under any state securities laws, and cannot be transferred unless registered under such acts or unless an exemption from registration is available; and

                  (iii) transfer of the Stock is restricted by law and by the terms of this Agreement, and Siegel must therefore hold the Stock indefinitely, and thus bear the economic risk of his investment indefinitely, unless a subsequent disposition of the Stock is permitted under the terms of applicable law and this Agreement.

         (e) Tax Effects. Siegel acknowledges that it is his sole responsibility, and not the Company's, to determine the tax consequences to him, if any, of the issuance of the Stock, and to file in a timely manner any election which may be available to him in connection with the issuance of the Stock.

         2.4 Restrictions on Transfers.

         (a) Right of First Refusal - Vested Shares. If Siegel desires in good faith to Transfer to any person or entity other than a Permitted Transferee all or any part of the Vested Shares owned by him ("Sale Shares"), he shall do so only for cash, a promissory note, or a combination of cash and a promissory note, and shall deliver written notice thereof to the Company specifying the number of Vested Shares which he desires to Transfer and the purchase price and other terms thereof (a "Transfer Notice"). Upon the delivery of such Transfer Notice, the Company shall have an option, exercisable for thirty (30) days after the date of receipt of such Transfer Notice, to buy all, but not less than all, the Sale Shares from Siegel at the price and on the terms set forth in the Transfer Notice. If the Company does not elect to purchase all of the Sale Shares, then Siegel shall be free, for a period of thirty (30) days thereafter, to consummate the Transfer on terms no less favorable than those set forth in the Transfer Notice. The Company may assign its right of first refusal under this Section 2.4(a) to any other person, including other shareholders of the Company; provided, however, that if the consideration for the Sale Shares includes a promissory note, Siegel's consent shall be required for any such assignment, which consent shall not be unreasonably withheld. In the event of any Transfer (including a Transfer to a Permitted Transferee), the Stock so transferred shall be subject to the provisions of this Agreement, and the persons acquiring the Stock will, as a condition precedent to the acquisition of such shares, execute an agreement containing the provisions of this Section 2.4 and shall agree to be bound thereby, and shall also pay any costs incurred by the Company as a result of such Transfer. Any Transfer made in violation of this
Section 2.4(a) shall be void. Notwithstanding the foregoing, the right of first refusal set forth in this Section



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2.4(a) shall not apply to any Transfer to a Permitted Transferee. The right of first refusal set forth in this Section 2.4(a) shall terminate at such time as the Company shall have completed its Initial Public Offering.

         (b) Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, Siegel shall not Transfer (except to Permitted Transferees) or otherwise agree to engage in any transactions with respect to any shares of Stock owned by him without the prior written consent of the Company or its underwriters, for such period of time as may be requested by the Company or such underwriter; provided, however, that in no event shall such period exceed 180 days. In order to enforce this Section 2.4(b), the Company may impose stop-transfer instructions with respect to the shares until the end of the applicable standoff period.

         (c) Legend - All Shares. So long as the shares held by Siegel shall remain subject to the Company's right of first refusal under Section 2.4(a), in addition to any other legends, each certificate evidencing such shares of the Stock shall be imprinted with the following legend:

         "The shares represented by this certificate are subject to a right of first refusal in favor of the issuer or its assignee, as set forth in a Consulting and Stock Purchase Agreement between the issuer and the original holder of the shares. The shares shall remain subject to the repurchase right and right of first refusal, despite any transfer or attempted transfer. The issuer will furnish a copy of such agreement upon request and free of charge to the registered holder hereof."

When the Company's rights under this Section 2.4 shall terminate, the Company shall upon request issue one or more new certificates evidencing the Vested Shares not bearing the above legend.

         2.5 Escrow. To ensure the availability for delivery of the Unvested Stock upon exercise of the Repurchase Option, upon the issuance of the Unvested Stock Siegel and the Company shall enter into Joint Escrow Instructions in the form attached as Exhibit B to this Agreement, and shall deposit with the Escrow Agent under those Joint Instructions the certificates evidencing all shares of the Unvested Stock, duly endorsed for transfer to the Company or accompanied by endorsed blank assignments separate from certificate. Upon a transfer of any shares of the Unvested Stock which is permitted under the terms of this Agreement, the transferee shall execute similar Joint Instructions and deposit similar stock assignments with the Escrow Agent. Upon the termination of the Repurchase Option, with respect to any shares



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of Stock, the Escrow Agent shall deliver one or more certificates evidencing those shares of Stock to the holder.

         2.6 Repurchase Obligation. In the event that Siegel is required by the University, as operator of ANL, to divest all of his Stock in the Company, the Company agrees, upon written notice from Siegel, (a) to purchase all of Siegel's Vested Shares at a price equal to their Fair Market Value, and (b) to purchase all of Siegel's Unvested Shares at a price equal to the purchase price originally paid by Siegel for such Unvested Shares. To the extent that the Company may not legally purchase Stock from Siegel as required by the preceding sentence, the Company may (i) assign its right and obligation to any person or entity selected by the Company, including without limitation one or more shareholders of the Company, or (ii) defer the consummation of its purchase until the Company may legally effect the purchase. The Company shall pay the purchase price due to Siegel in cash, by delivery of the Company's promissory note bearing interest at 10% per annum and maturing not more than two (2) years after the date of repurchase, or with a combination of the two.

         2.7 Right to Purchase Additional Equity Securities. If the Company shall hereafter offer any equity security of the Company or any securities exchangeable for or convertible into equity securities of the Company or any warrants or other instruments evidencing rights to subscribe for, purchase or otherwise acquire any equity securities of the Company ("Equity Securities"), and if the effect of the issuance of such Equity Securities or the exchange, conversion or exercise of such Equity Securities would be to reduce Siegel's equity position in the Company (taking the Company as a whole on a fully diluted basis, assuming the conversion and exchange of all outstanding securities which are convertible or exchangeable into equity securities and the full exercise of all outstanding warrants and other rights to acquire equity securities) below 10%, the Company shall promptly notify Siegel thereof and Siegel shall have the right, by written notice to the Company given within twenty (20) days following receipt of such notice by Siegel, to purchase on the most favorable terms such Equity Securities are offered by the Company to other investors such amount of such Equity Securities which (taking the Company as a whole on a fully diluted basis, assuming the conversion and exchange of all outstanding securities which are convertible or exchangeable into equity securities and the full exercise of all outstanding warrants and other rights to acquire equity securities) would maintain for Siegel an equity position in the Company equal to Siegel's equity position in the Company prior to the issuance of such Equity Securities (but in no event more than 10%). The rights granted to Siegel under this Section 2.7 shall survive the termination for any reason of this Agreement; provided, however, that such rights shall not apply in the event of, and shall terminate immediately prior to, the Initial Public Offering.



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      III. CONFIDENTIALITY, PROPRIETARY RIGHTS, AND CONFLICTS OF INTEREST

         3.1 Nondisclosure Obligation. Siegel understands and acknowledges that as a shareholder and in the course of performing consulting services under this Agreement he may be exposed to Proprietary Information rightfully belonging to the Company. Siegel will hold in confidence all such Proprietary Information and will not at any time, without the prior written consent of the Company, divulge or disclose to anyone outside the Company, or appropriate for his own use or the use of any third party, such Proprietary Information. For purposes of this
Section 3.1, "third parties" shall include each of the University and DOE, and Siegel specifically agrees that he shall not use or disclose such Proprietary Information in the course of his employment at ANL. Siegel's agreements and covenants under this Section 3.1 shall survive the termination of this Agreement and Siegel's termination as a shareholder of the Company.

         3.2 Inventions.

         (a) Assignment of Inventions. Any Inventions conceived by Siegel within the Scope of the Work shall be the property of the Company, and Siegel agrees to execute such assignments or other documents as the Company may reasonably request to evidence the Company's ownership of such Inventions. The Company recognizes the obligation of Siegel pursuant to his employment agreement with the University, and the University with DOE under ANL Prime Contract No. W-31-109-ENG-38, and agrees that Invention ownership conflicts with respect thereto shall be presumed in favor of such obligations and against the present agreement.

         (b) Laboratory Notebooks. Siegel agrees to maintain laboratory notebooks relating to his work under this Agreement, and to promptly disclose any Invention conceived by him in the performance of his duties hereunder to the Company.

         (c) Rights in Copyrights. Unless otherwise agreed in writing by the Company, original works of authorship fixed in any tangible form, prepared by Siegel (alone or jointly with others) in performing work under this Agreement shall be deemed a "work made for hire" under the copyright laws (hereinafter called "Copyright Works") and shall be owned by the Company. Siegel understands that any assignment or release of such Copyright Works can only be made by the Company. Siegel shall do everything reasonably necessary to enable the Company or its nominees to protect its rights in such Copyright Works.

         (d) Return of Documents. All writing, records, and other documents and items of tangible property containing any Inventions, Proprietary Information, or Copyright Works of the



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Company in Siegel's custody or possession shall be the exclusive property of the
Company, shall not be copied and/or removed from the premises of the Company, except in pursuit of the business of the Company, and shall be delivered to the Company (i) upon request, or (ii) in any event, upon the termination of this Agreement.

         3.3 Conflicts of Interest.

         (a) ANL and DOE Priority. Company acknowledges that Siegel is employed by the University and therefore Siegel's availability for consulting services under this Agreement will be restricted. Siegel will not be required to perform any services requiring the use of ANL facilities, equipment, materials or time. The University at any time may revoke Siegel's authority to serve as a consultant for the Company, or to perform any specific task for the Company, in which event Siegel shall have the right to decline to perform such task or to terminate this Agreement. Further, Siegel may terminate this Agreement, or decline to perform any specific tasks, if Siegel reasonably determines that his duties hereunder are inconsistent with his obligations to the University. Any conflicts of interest between Siegel's obligations to the Company and to the University shall be resolved in favor of the University. Notwithstanding any other provision of this Agreement, it is understood and agreed that Siegel, by virtue of his employment with the University at ANL, has a prior commitment with respect to Inventions, and that all rights in any Invention of Siegel are subject to the terms and conditions of Siegel's patent agreement with the University and subject to the provisions of ANL Prime Contract No. W-31-109-ENG-38 between the University and DOE. No modification or amendment to
Article III of this Agreement, including a modification or amendment to the Scope of the Work, shall be effective without the prior written consent of the University, as operator of ANL for DOE.

         (b) Absence of Conflicting Agreements. The Company does not desire to acquire from Siegel any trade secret or other information that he may have acquired or may in the future acquire from others with restriction, including the University or DOE. Accordingly, Siegel represents and warrants that to the best of his knowledge he will not divulge to the Company any information, practices or techniques in violation of the rights of other parties. Siegel represents and warrants that, except to the extent he is subject to any of the policies of ANL as a result of his employment thereby, he is not a party to any agreement or arrangement, whether oral or written, which would prevent him from carrying out his obligations to the Company under this Agreement.

         (c) No Exclusivity. It is understood and agreed that nothing contained in this Agreement shall prevent Siegel from



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performing services within the Scope of the Work for others, either as an employee or as a consultant, so long as the performance of such obligations does not interfere with the performance of his obligations hereunder.

                                 IV. DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         "ANL" shall mean Argonne National Laboratory.

         "Associate" shall mean a person who renders periodic services to the Company, either as an employee, officer or director of the Company, or as an independent non-employee consultant to the Company rendering consulting services pursuant to a written agreement with the Company.

         "DOE" shall mean the United States Department of Energy.

         "Fair Market Value" shall mean, as of any date, an amount equal to the fair market value of the Siegel's Vested Shares. If Siegel and the Company cannot agree on such value, each shall appoint one (1) independent appraiser, who shall be a person with expertise in valuing privately held and start-up companies. Such appraisers shall each independently determine the fair market value of such Shares within forty-five (45) days, and the Fair Market Value shall be the mean of such valuations; provided however, that if the higher valuation is more than 50% greater than the lower valuation, then the appraisers appointed by Siegel and the Company shall appoint a third independent appraiser, who shall also be a person with expertise in valuing privately held companies, and such third appraiser shall, within thirty (30) days, determine a value between the two valuations determined by the first appraisals and such value shall be the Fair Market Value. Each party shall bear the cost of the appraiser appointed by it, and the cost of the third appraiser shall be borne equally by Siegel and the Company.

         "Initial Public Offering" shall mean a public sale of equity securities of the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended.

         "Invention" shall mean any discoveries, concepts and ideas, whether patentable or not, including but not limited to proprietary or secret processes, designs, computer software, programs, formulae, inventions, developments, modifications, procedures, methods, techniques, processes, adaptations, and applications, as well as improvements thereof, conceived by Siegel (alone or jointly with others) in performing consulting services under this Agreement.



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         "Permitted Transferee" shall mean a person's spouse, ancestor or descendant, or a trust created for the primary benefit of such persons (provided that such trust, if it provides for a secondary or contingent beneficiary, shall provide for a secondary or contingent beneficiary who shall be one of the above persons.)

         "Proprietary Information" shall mean any information not generally known in the relevant trade or industry, which Siegel acquired, learned, discovered, developed, conceived, originated or prepared in performing consulting services under this Agreement for the Company or received by Siegel as a shareholder of the Company, including without limitation the following:

                  (A) all knowledge and information relating to commercialization or development of commercial applications for the Company's technology within the Scope of the Work;

                  (B) financial or business information of the Company or any customer of the Company;

                  (C) information regarding the terms of employment of any of the Company's employees or consultants; and

                  (D) any "trade secrets", as defined in the Illinois Trade Secrets Act in effect on the date hereof, of the Company or any customer of the Company.

All Proprietary Information in written or other tangible form shall be marked "Proprietary"; Proprietary Information in an intangible form shall be reduced to writing within thirty (30) days of its disclosure, and such writing shall be so marked. Notwithstanding the foregoing, Proprietary Information does not include
(i) information which is or becomes publicly available without any restriction as to confidentiality (except as may be disclosed by Siegel in violation of this Agreement), (ii) information acquired by Siegel from a source other than the Company or any of its employees, which source legally acquired such information without any restriction as to confidentiality, (iii) information of a general nature and information of a specific nature regarding the technology of the Company known to Siegel prior hereto, or (iv) information disclosed by the Company to any third party other than under conditions of confidence.

         "Termination Date" shall mean the date on which Siegel ceases to be an Associate of the Company.

         "Transfer" shall mean any sale, assignment, negotiation, pledge, hypothecation, and any other dispositions of the Stock, and all other events or transactions where a lien is created against the Shares.

         "University" shall mean The University Of Chicago.

                                V. MISCELLANEOUS

         5.1 Amendment and Waiver.

         (a) Any term, covenant, agreement or condition contained in this Agreement may be amended with, and only with, the written consent of the Company and Siegel, provided that any amendment to Article III hereof shall require the consent of the University, as set forth in Section 3.3(a) hereof.

         (b) Any waiver of any term, covenant, agreement or condition contained in this Agreement must be in writing. No such waiver shall be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any default of any other term, covenant, agreement or condition.

         5.2 Representations and Warranties to Survive Closing. All representations, warranties and covenants contained herein or made in writing by Siegel or the Company in connection herewith shall survive the execution and delivery of this Agreement and the issuance of Stock hereunder.

         5.3 Severability. In the event that any court or any governmental authority or agency declares all or any part of any Section of this Agreement to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any other Section of this Agreement, and in the event that only a portion of any Section is so declared to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate the balance of such Section.

         5.4 Successors and Assigns. The Company may from time to time assign its Repurchase Option for any particular Unvested Shares to any person or entity selected by the Company, including without limitation one or more shareholders of the Company. All representations, warranties, covenants and agreements of the parties contained in this Agreement or made in writing in connection herewith, shall, except as otherwise provided herein, be binding upon and inure to the benefit of their respective successors and assigns.

         5.5 Shareholder Rights. Until such time as the Company exercises its Repurchase Option as to any particular Unvested Shares, Siegel (or any successor in interest) shall have all the rights of a shareholder (including all voting and dividend rights) with respect to such shares.

         5.6 Notices. All communications provided for hereunder shall be hand delivered or sent by registered mail return receipt requested and, if to Siegel, addressed as follows:

                  Dr. Richard W. Siegel
                  211 West Hickory Street
                  Hinsdale, Illinois 60521-3309

with a copy to:

                  David E. Grossman, Esq.
                  Burns & Levinson
                  (prior to May 4, 1990)     or    (after May 4, 1990)
                  50 Milk Street                   125 Summit Street
                  Boston, MA 02109                 Boston, MA 02110-1624

and if to the Company, addressed as follows:

                  Nanophase Technologies Corporation
                  c/o ARCH Development Corporation
                  1115-25 East 58th Street
                  Chicago, Illinois 60637
                  Attention: President

with a copy to:

                  Mr. Thomas M. Fitzpatrick
                  Law Offices of Thomas M. Fitzpatrick
                  20 North Wacker Drive, Suite 2243
                  Chicago, Illinois 60606

or such other addresses or recipients as the recipient shall have designated to the sender by a written notice given in accordance with this Section. Any notice called for hereunder shall be deemed given when received.

         5.7 Governing Law. Except to the extent federal law is applicable, this Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to agreements between Illinois residents entered into and to be performed entirely within Illinois.

         5.8 Headings. The headings used herein are solely for the convenience of the parties and shall not serve to modify or interpret the text of the Articles or Sections at the beginning of which they appear.

         5.9 Remedies. The parties expressly agree that each party shall be entitled to injunctive and/or equitable relief, without bond, in any court of competent jurisdiction to prevent or otherwise restrain a breach of this Agreement.

         5.10 Entire Agreement. This Agreement represents the entire agreement and understanding of the parties hereto with respect to the transactions set forth herein and no representations, warranties or covenants have been made in connection with this Agreement except those expressly set forth herein. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement, and all prior drafts of this Agreement, all of which are merged into this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day first above written.


Siegel:                                 /s/  RICHARD W. SIEGEL
                                        ---------------------------------------
                                        RICHARD W. SIEGEL

Company:                                NANOPHASE TECHNOLOGIES CORPORATION,
                                        an Illinois corporation


                                       By:
                                           ------------------------------------
                                           Its
                                               --------------------------------

                                    Exhibit A

                                SCOPE OF THE WORK

         Advising and consulting on information in published articles or other previously disseminated information on nanophase materials with regard to their application and commercialization.

                                    Exhibit B

                            JOINT ESCROW INSTRUCTIONS


                                                                     May 9, 1990
Secretary
Nanophase Technologies Corporation
c/o ARCH Development Corporation
1115-25 East 58th Street
Chicago, Illinois 60637

Dear Sir or Madam:

         1. As Escrow Agent for both Nanophase Technologies Corporation, an Illinois corporation (the "Company"), and Richard W. Siegel, as purchaser of stock of the Company ("Siegel"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Consulting and Stock Purchase Agreement dated May 9, 1990 (the "Stock Agreement"), to which a copy of these Joint Escrow Instructions is attached as Exhibit B, in accordance with these Joint Escrow Instructions (the "Instructions"). Capitalized terms used but not defined in these Instructions are used as defined in the Stock Agreement.

         2. In the event that the Company or any assignee of the Company (collectively called the "Option Holder") exercises the Repurchase Option set forth in Article II of the Stock Agreement, the Option Holder shall give you and Siegel written notice specifying the time and place for the consummation of the purchase and sale of Stock pursuant to the Repurchase Option. The Option Holder and Siegel hereby irrevocably authorize and direct you to consummate the purchase and sale of Stock pursuant to the terms of the Stock Agreement and such notice.

         3. At the closing, you are directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of shares of Stock being transferred, and (c) to deliver same, together with any certificates evidencing the shares of Stock being transferred, to the Option Holder against simultaneous delivery to you of the purchase price (by check) for the shares of Stock being transferred. You shall thereupon deliver the purchase price to Siegel or as he directs by written instructions to you.

         4. Siegel irrevocably authorizes the Company to deposit with you any certificates evidencing shares of Stock being held by you hereunder and any additions to or substitutions for said shares. Siegel irrevocably constitutes and appoints you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and complete any transactions contemplated by these Instructions. Subject to the provisions of this Section 4, Siegel shall exercise all rights and privileges of a stockholder of the Company while the Stock is held by you.

         5. This escrow shall terminate with respect to particular shares of the Stock upon the purchase of those shares by the option Holder or when, by the terms of the Stock Agreement or as otherwise agreed by the Company in writing, the Repurchase Option does not apply to those shares.

         6. This escrow shall terminate upon the termination of the Repurchase Option with respect to all shares of Stock originally issued under the Stock Agreement and all other shares or other property to which the Repurchase Option shall apply, all in accordance with the terms of the Stock Agreement. Upon the termination of this escrow, you shall deliver to Siegel certificates evidencing all shares of Stock not previously purchased by the Company or its assignees, and not otherwise released. Upon the termination of this escrow, if you then have in your possession any other documents, securities or other property belonging to Siegel, you shall deliver all of the same to Siegel and shall be discharged of all further obligations hereunder.

         7. Your duties hereunder may be altered, amended, modified, or revoked only by a writing signed by all of the parties hereto.

         8. You shall be obligated only for the performance of such parties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument which you reasonably believe to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as escrow agent or as attorney-in-fact for Siegel while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith. You shall be entitled to rely on any written notice from the duties hereto without any obligation to verify the truth or accuracy of such notices.

         9. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments and decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding that such order, judgment or decree may subsequently be modified, reversed, vacated, annulled or found to be without jurisdiction.

         10. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing these Joint Escrow Instructions or any document or paper hereunder.

         11. You shall not be liable for the outlawing of any rights under the statute of limitations with respect to these Joint Escrow Instructions or any document or paper hereunder.

         12. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations under these Instructions, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

         13. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Company or if you shall resign by written notice to both the Company and Siegel. In the event of any such termination, your successor as Secretary of the Company shall be successor Escrow Agent, provided that if a new Secretary is not appointed or elected, the Company shall designate any officer of the Company as successor Escrow Agent, by a written notice to Siegel, you and the successor Escrow Agent.

         14. If you reasonably require other or further instruments in connection with these Instructions, the necessary parties shall join in furnishing such instruments.

         15. Siegel and the Company agree that should any dispute arise with respect to the delivery, ownership or right of possession of the securities held by you under these Instructions, you are authorized and directed to retain in your possession without liability to anyone all or any part of such securities until the dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

         16. All communications provided for hereunder shall be hand delivered or sent by registered mail return receipt requested and, if to Siegel, addressed as follows:

                  Dr. Richard W. Siegel
                  211 West Hickory Street
                  Hinsdale, Illinois 60521-3309

and if to the Company, addressed as follows:

                  Nanophase Technologies Corporation
                  c/o ARCH Development corporation
                  1115-25 East 58th Street
                  Chicago, Illinois 60637
                  Attention: President

and if to you, addressed as follows:

                  Secretary
                  Nanophase Technologies Corporation
                  c/o ARCH Development corporation
                  1115-25 East 58th Street
                  Chicago, Illinois 60637

or such other address as the recipient shall have designated to the sender by a written notice given in accordance with this section. Any notice called for hereunder shall be deemed given when received.

         17. By signing these Joint Escrow Instructions, you become a party only to these Instructions, and you do not become a party to the Stock Agreement.

         18. All reasonable costs, fees and disbursements that you may incur in connection with the performance of your duties as Escrow Agent shall be paid by the Company.

         19. These Joint Escrow Instructions shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         20. These Joint Escrow Instructions shall be governed by and construed in accordance with the laws of the State of Illinois applicable to agreements between Illinois residents entered into and to be performed entirely within Illinois.


                                        Very truly yours,

                                        /s/  RICHARD W. SIEGEL
                                        ---------------------------------------
                                        RICHARD W. SIEGEL


                                        NANOPHASE TECHNOLOGIES CORPORATION,
                                        an Illinois corporation


                                        By:             [SIG]
                                            -----------------------------------
                                            Its         CEO
                                                -------------------------------

Accepted and Agreed to:

Escrow Agent:


-----------------------------------
Secretary,
Nanophase Technologies Corporation,
an Illinois corporation

                                February 13, 1991


Dr. Richard W. Siegel
211 West Hickory Street
Hinsdale, Illinois 60521-3309

Dear Richard:

         The following will confirm our agreements concerning Sections 2.7 and 2.2(c) of the Consulting and Stock Purchase Agreement (the "Agreement") dated May 9, 1990, between you and Nanophase. All capitalized terms used herein shall have the meanings given them in the Agreement. We agree as follows:

         1. The term "Equity Securities" as used in Section 2.7 does not include any Nanophase securities, or options, warrants or other rights to acquire any Nanophase securities, which Nanophase issues to a Nanophase employee or consultant in compensation for his/her services to Nanophase.

         2. The term "Equity Securities" does not include any warrants, options or other rights to acquire any Nanophase common or preferred stock at the time any such rights are issued, but any common or preferred stock which is issued upon the exercise of any such rights (except any rights described in paragraph 1 above) will constitute "Equity Securities" under Section 2.7 at the time the common or preferred stock is issued, and that issuance will trigger your rights under Section 2.7.

         3. In the event Nanophase merges or combines with another company and any Nanophase securities (or rights to acquire Nanophase securities) are issued as a result of such merger or combination, the 10% benchmark in Section 2.7 will be measured against the Equity Securities held by the persons who were Nanophase stockholders immediately before, and not after, the merger or combination.

Dr. Richard W. Siegel
February 13, 1991
Page Two


         4. The 2,500 Unvested Shares have become Vested Shares pursuant to
Section 2.2(c) of the Agreement. Accordingly, the escrow arrangement contemplated by the Joint Escrow Instructions executed in connection with the Agreement is terminated for all purposes, and the Secretary of Nanophase, in his capacity as escrow agent thereunder, is delivering to you herewith the certificate issued in your name for 2,500 shares of Nanophase common stock and the original executed stock assignment relative thereto which were held by him pursuant to said escrow arrangement.

         5. It is understood that all Nanophase securities heretofore or hereafter issued to you pursuant to Section 2.7 of the Agreement (including, without limitation, the 2,000 shares accruing to you under said Section 2.7 as a result of the issuance of Nanophase stock to James E. Moore) shall be Vested Shares.

         If the above confirms your understanding, please signify your agreement by signing this letter where indicated below.

                                        Sincerely,

                                        NANOPHASE TECHNOLOGIES CORPORATION


                                        By: /s/  JAMES E. MOORE
                                            -----------------------------------
                                            James E. Moore, President


Accepted and agreed this 25th day of
February __, 1991, by:


/s/  RICHARD W. SIEGEL
------------------------------------
Dr. Richard W. Siegel

                                                               November 21, 1991


Dr. Richard W. Sieges
211 West Hickory Street
Hinsdale, Illinois 60521-3309


             Re: Nanophase Technologies Corporation (the "Company")


Dear Dr. Siegel:

         Reference is made to (i) the Consulting and Stock Purchase Agreement dated as of May 9, 1990, as amended by a letter dated February 13, 1991 (the "Consulting Agreement"), between you and the Company, (ii) the Series B Preferred Stock Purchase Agreement (the "Purchase Agreement") between the Company and the signatories thereto of even date herewith, (iii) the Shareholders' Agreement of even date herewith (the "Shareholders' Agreement") between you and the Company and certain other parties who may be signatories thereto, and (iv) the Registration Rights Agreement of even date therewith (the "Registration Agreements) between you and the Company and certain other parties who may be signatories thereto.

         You and the Company agree as follows:

         1. Conditional upon and subject to the execution of the Series B Purchase Agreement and your execution of the Shareholders' Agreement, the Company agrees to sell you 32,000 shares of the Company's common stock (the "Common"), for the aggregate price of $320.00, payable by check representing good funds against receipt of a certificate representing the Common. Upon such payment, the Common will be fully paid and non-assessable, and will be delivered to you free and clear of all liens, claims and encumbrances whatsoever.

         2. You agree that the Common will be deemed to be "Stock" and "Vested Shares" (as those terms are defined in the Consulting Agreement) as if the Common had originally been issued pursuant to the Consulting Agreement, and you agree (subject only to the provisions of paragraphs 4, 5, 6 and 7 below) to hold the Common pursuant to all of the applicable terms of the Consulting Agreement and the Shareholders' Agreement. To induce the Company to sell the common, you hereby remake the representations and warranties to the Company set forth in
Section 2.3 of the Consulting Agreement as of the date hereof.

         3. Conditional upon and subject to your execution of the Series B Purchase Agreement and the Shareholders' Agreement, and in fu11 satisfaction of your rights under Section 2.7 of the Consulting Agreement for all purposes through and including the date hereof, the Company agrees to sell you no less than 77,627 a shares, and no more than 135,544 shares, of the Company's Series B preferred Stock, no par value (the "Series B Preferred"), for a per share price of $0.65 and pursuant to the terms of, and subject to the limitations contained in, the Series B Purchase Agreement and the Shareholders' Agreement.

         4. Section 2.6 of the Consulting Agreement is hereby deleted in its entirety, and shall be of no further force or effect whatsoever.


         5. The terms of Section 4 of the Shareholders' Agreement shall supersede all of the provisions of Section 2.4(a) of the Consulting Agreement for so long as the Shareholders' Agreement shall remain in effect, and upon the termination of the Shareholders' Agreement said Section 2.4(a) shall once again be of full force and effect in accordance with its terms and the other terms of the Consulting Agreement.

         6. The terms of Section 6 of the Shareholders' Agreement shall supersede all of the provisions of Section 2.7 of the Consulting Agreement for so long as the Shareholders' Agreement shall remain in effect, and upon the termination of the Shareholders' Agreement said Section 2.7 shall once again be of full force and effect in accordance with its terms and the other terms of the Consulting Agreement.

         7. The terms of Section 7 of the Shareholders' Agreement shall supersede all of the provisions of Section 2.4(b) of the Consulting Agreement, and said Section 2.4(b) shall no longer be of any further force or effect whatsoever, regardless of the continuing existence or effectiveness of the Shareholders' Agreement from and after the date of this letter agreement.

         8. You hereby waive, discharge and forever release the Company from any and all obligations which the Company may have to you for any sums now owing or which may become owing pursuant to the Consulting Agreement at any time through and including November 30, 1991. You agree that you will not bring any action or claim with respect to any sum so waived, discharged and released.

         Except as otherwise specifically provided above, the Consulting Agreement shall remain in full force and effect in accordance with its terms.

         Please signify your acceptance of the foregoing by signing the attached copies of this Agreement where indicated below.

                                        Sincerely,

                                        NANOPHASE TECHNOLOGIES CORPORATION


                                        By: /s/  THOMAS L. CHURCHWELL
                                        ---------------------------------------
                                            Thomas L. Churchwell, President


Accepted and agreed
as of the date written above:


-----------------------------------
Dr. Richard W. Siegel

                                                               February 25, 1992


Dr. Richard W. Siegel
211 West Hickory Street
Hinsdale, Illinois 60521-3309


             Re: Nanophase Technologies Corporation (the "Company")
                 --------------------------------------------------


Dear Dr. Siegel:

         Reference is made to (i) the Consulting and Stock Purchase Agreement dated as of May 9, 1990, as amended by letters dated February 13, 1991, and November 21, 1991, between you and the Company (collectively, the "Consulting Agreement"). Except as otherwise specifically provided in this letter agreement, the following amendments and waivers shall be deemed effective as of January 1, 1992.

         You and the Company agree as follows:

         1. You waive, discharge and forever release the Company from any obligation which the Company may have to you for any sums owing pursuant to the Consulting Agreement for the month of December, 1991. You agree that you will not bring any action or claim with respect to such sum.

         2. The last sentence of Section 1.1 of the Consulting Agreement is deleted in its entirety, and shall be of no further force or effect.

         3. The first sentence of Section 1.3(a) of the Consulting Agreement is deleted in its entirety and replaced as follows:

         "The Company shall pay Siegel a retainer of $2,000.00 per month as full consideration for his services hereunder, which sum shall be payable in the month for which such services are rendered."

         4. Except as otherwise specifically provided above, the Consulting Agreement shall remain in full force and effect in accordance with its terms.

         In consideration of the execution of this letter agreement and in recognition of services previously performed by Siegel for the Company, the Company hereby grants to Siegel (i) an option to purchase 10,000 shares of the Company's common stock, the option to be vested and exercisable immediately upon issuance, and (ii) an additional option to purchase 20,000 shares of the Company's common stock, the option to vest over a five (5) year period in equal proportions commencing January 1, 1993, and ending on January 1, 1997 (such option, together with the option described in (i) above, referred to collectively as the "Options").

         The exercise price for all the Options shall be $0.065 per share, and the Options shall be issued under and subject to all of the terms and conditions of the Nanophase Technologies Corporation Stock Option Plan adopted on January 13, 1992, as such Plan may be amended in accordance with its terms.

         Please signify your acceptance of the foregoing by signing this Agreement and the attached copies where indicated.

                                        Sincerely,


                                        NANOPHASE TECHNOLOGIES CORPORATION


                                        By: /s/  [SIG]
                                            -----------------------------------
                                            Its  President
                                                -------------------------------

Accepted and agreed
as of the date written above:


[SIG]
-------------------------------------
Dr. Richard W. Siegel

         Please signify your acceptance of the foregoing by signing the attached copies of this Agreement where indicated below.

                                        Sincerely,

                                        NANOPHASE TECHNOLOGIES CORPORATION


                                        By:
                                            -----------------------------------
                                            Thomas L. Churchwell, President

Accepted and agreed
as of the date written above:


[SIG]
-------------------------------------
Dr. Richard W. Siegel